Filed Pursuant to Rule 433

Registration Statement No. 333-184777

February 24, 2015

Final Term Sheet

Floating Rate Notes Due 2017

Dated February 24, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$900,000,000

Maturity Date:	February 22, 2017

Interest Payment Dates:	February 22, May 22, August 22 and November 22 of each year, commencing May 22, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 10 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 10 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $900,000,000

Aggregate Net Proceeds (Before Expenses):	$899,280,000

Redemption:	The Floating Rate Notes Due 2017 shall not be redeemable prior to their maturity

Trade Date:	February 24, 2015

Settlement Date:**	March 3, 2015 (T+5)

CUSIP / ISIN:	166764 AS9 / US166764AS94

Concurrent Debt Offerings:	The issuer is also offering $1,750,000,000 of its 1.365% Notes Due 2018, $550,000,000 of its Floating Rate Notes Due 2018, $1,750,000,000 of its 1.961% Notes Due 2020, $700,000,000 of its 2.411% Notes Due 2022 and $350,000,000 of its Floating Rate Notes Due 2022

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

Blaylock Beal Van, LLC

Mischler Financial Group, Inc.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC at 1-800-645-3751.

Final Term Sheet

1.365% Notes Due 2018

Dated February 24, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,750,000,000

Maturity Date:	March 2, 2018

Coupon:	1.365%

Interest Payment Dates:	March 2 and September 2 of each year, commencing September 2, 2015

Benchmark Treasury:	1.000% due February 15, 2018

Benchmark Treasury Yield:	0.965%

Spread to Benchmark Treasury:	+40 bps

Yield to Maturity:	1.365%

Price to Public:	Per Note: 100%; Total: $1,750,000,000

Aggregate Net Proceeds (Before Expenses):	$1,748,250,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 7.5 bps

Trade Date:	February 24, 2015

Settlement Date:**	March 3, 2015 (T+5)

CUSIP / ISIN:	166764 AV2 / US166764AV24

Concurrent Debt Offerings:	The issuer is also offering $900,000,000 of its Floating Rate Notes Due 2017, $550,000,000 of its Floating Rate Notes Due 2018, $1,750,000,000 of its 1.961% Notes Due 2020, $700,000,000 of its 2.411% Notes Due 2022 and $350,000,000 of its Floating Rate Notes Due 2022

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

Blaylock Beal Van, LLC

Mischler Financial Group, Inc.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC at 1-800-645-3751.

Final Term Sheet

Floating Rate Notes Due 2018

Dated February 24, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$550,000,000

Maturity Date:	March 2, 2018

Interest Payment Dates:	March 2, June 2, September 2 and December 2 of each year, commencing June 2, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 17 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 17 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $550,000,000

Aggregate Net Proceeds (Before Expenses):	$549,450,000

Redemption:	The Floating Rate Notes Due 2018 shall not be redeemable prior to their maturity

Trade Date:	February 24, 2015

Settlement Date:**	March 3, 2015 (T+5)

CUSIP / ISIN:	166764 AW0 / US166764AW07

Concurrent Debt Offerings:	$900,000,000 of its Floating Rate Notes Due 2017, $1,750,000,000 of its 1.365% Notes Due 2018, $1,750,000,000 of its 1.961% Notes Due 2020, $700,000,000 of its 2.411% Notes Due 2022 and $350,000,000 of its Floating Rate Notes Due 2022

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

Blaylock Beal Van, LLC

Mischler Financial Group, Inc.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC at 1-800-645-3751.

Final Term Sheet

1.961% Notes Due 2020

Dated February 24, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,750,000,000

Maturity Date:	March 3, 2020

Coupon:	1.961%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2015

Benchmark Treasury:	1.250% due January 31, 2020

Benchmark Treasury Yield:	1.461%

Spread to Benchmark Treasury:	+50 bps

Yield to Maturity:	1.961%

Price to Public:	Per Note: 100%; Total: $1,750,000,000

Aggregate Net Proceeds (Before Expenses):	$1,747,900,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 7.5 bps Par call: On or after February 3, 2020

Trade Date:	February 24, 2015

Settlement Date:**	March 3, 2015 (T+5)

CUSIP / ISIN:	166764 AR1 / US166764AR12

Concurrent Debt Offerings:	$900,000,000 of its Floating Rate Notes Due 2017, $1,750,000,000 of its 1.365% Notes Due 2018, $550,000,000 of its Floating Rate Notes Due 2018, $700,000,000 of its 2.411% Notes Due 2022 and $350,000,000 of its Floating Rate Notes Due 2022

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

Blaylock Beal Van, LLC

Mischler Financial Group, Inc.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC at 1-800-645-3751.

Final Term Sheet

2.411% Notes Due 2022

Dated February 24, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$700,000,000

Maturity Date:	March 3, 2022

Coupon:	2.411%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2015

Benchmark Treasury:	1.500% due January 31, 2022

Benchmark Treasury Yield:	1.786%

Spread to Benchmark Treasury:	+62.5 bps

Yield to Maturity:	2.411%

Price to Public:	Per Note: 100%; Total: $700,000,000

Aggregate Net Proceeds (Before Expenses):	$698,950,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps Par call: On or after January 3, 2022

Trade Date:	February 24, 2015

Settlement Date:**	March 3, 2015 (T+5)

CUSIP / ISIN:	166764 AT7 / US166764AT77

Concurrent Debt Offerings:	$900,000,000 of its Floating Rate Notes Due 2017, $1,750,000,000 of its 1.365% Notes Due 2018, $550,000,000 of its Floating Rate Notes Due 2018, $1,750,000,000 of its 1.961% Notes Due 2020 and $350,000,000 of its Floating Rate Notes Due 2022

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

Blaylock Beal Van, LLC

Mischler Financial Group, Inc.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC at 1-800-645-3751.

Final Term Sheet

Floating Rate Notes Due 2022

Dated February 24, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$350,000,000

Maturity Date:	March 3, 2022

Interest Payment Dates:	March 3, June 3, September 3 and December 3 of each year, commencing June 3, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 53 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 53 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $350,000,000

Aggregate Net Proceeds (Before Expenses):	$349,475,000

Redemption:	The Floating Rate Notes Due 2020 shall not be redeemable prior to their maturity

Trade Date:	February 24, 2015

Settlement Date:**	March 3, 2015 (T+5)

CUSIP / ISIN:	166764 AU4 / US166764AU41

Concurrent Debt Offerings:	$900,000,000 of its Floating Rate Notes Due 2017, $1,750,000,000 of its 1.365% Notes Due 2018, $550,000,000 of its Floating Rate Notes Due 2018, $1,750,000,000 of its 1.961% Notes Due 2020 and $700,000,000 of its 2.411% Notes Due 2022

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

Blaylock Beal Van, LLC

Mischler Financial Group, Inc.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC at 1-800-645-3751.